UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 28, 2017

Date of Report (Date of earliest event reported)

Excel Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-173702	27-3955524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 North State Highway 161, Suite 310

Irving, Texas 75038

(Address of principal executive offices) (Zip Code)

(972) 476-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on June 4, 2017, the Board of Directors (the “Board”) of Excel Corporation (the “Company”) (i) terminated for cause the employment of each of Thomas A. Hyde, Jr., the Company’s former President and Chief Executive Officer, and Robert L. Winspear, the Company’s former Chief Financial Officer, Vice President and Secretary (the “Prior Officers”), and (ii) appointed Karl Power to serve as the Company’s Interim Chief Executive Officer and Secretary. On August 10, 2017, the Board designated and appointed an independent committee (the “Search Committee”) of the Board to, among other things, conduct an executive search function to find candidates to fill the vacancies resulting from the termination of the Prior Officers, appoint and set appropriate compensation for such new officers and consider, nominate and recommend individuals for election as directors of the Company by the stockholders at the Company’s 2017 annual meeting of stockholders, to be held on September 28, 2017 (the “Annual Meeting”).

On August 28, 2017, the Search Committee appointed Joni R. Floyd, 56, as the Company’s President and Chief Executive Officer, effective August 30, 2017 (the “Effective Date”). Ms. Floyd has over 30 years’ experience working in the financial and payment services industries. Her experience includes the following roles and positions:

●	Prior to joining the Company, Ms. Floyd was Managing Director of Raven Partners, a consulting firm delivering specialized services via strategy development and tactical execution that she founded with a partner in March 2016.

●	From May 2014 until December 2015, Ms. Floyd served as the Chief Operating Officer of Future Payment Technologies, a payment processing firm.

●	From December 2011 until May 2014, Ms. Floyd was the Executive Vice President and COO of SecureNet Payment Systems (now WorldPay), a payment processor and mobile payment solutions provider.

●	From January 2010 until November 2011, Ms. Floyd served as Partner with The Octane Group, a consulting firm for financial services, technology and payment companies.

●	From June 2006 until December 2009, Ms. Floyd worked at Anvil Investments, a boutique investment firm, where she provided investment and management oversight to portfolio companies. Ms. Floyd also worked for Anvil Investments from 2000 until 2001.

●	From June 2001 until May 2006, Ms. Floyd served as the Chief Operating Officer of TransFirst Holdings, LLC (now a TSYS Company), a portfolio company of GTCR Golder Rauner L.L.C., where she was responsible for all aspects of the company’s operations and administrative management.

●	From June 1987 until February 2000, Ms. Floyd served at Affiliated Computer Services, Inc., a Fortune 500 information and technology services provider for the healthcare, high tech, banking, public transportation, communications and industrial business sectors, where she became the Executive Vice President of the Electronic Commerce Group with responsibility for sales, operations, service and financial performance of the ecommerce division.

●	From June 1981 until June 1987, Ms. Floyd served at MTech, a subsidiary of Mercantile National Bank (MBank), where she managed turnaround projects and other initiatives.

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In connection with her appointment as President and Chief Executive Officer, the Company and Ms. Floyd entered into an employment agreement (the “Employment Agreement”). The Employment Agreement has an initial term of one (1) year, and automatically renews for successive one-year terms unless either party gives notice of non-renewal within 90 days of expiration of the then current term, subject to earlier termination in accordance with the terms of the Employment Agreement. Ms. Floyd will receive a salary at an annual gross rate of $240,000, and will be eligible to receive a cash bonus of (i) up to 100% of her annual base salary, beginning as of fiscal year 2018 and (ii) up to $150,000 in fiscal year 2017. Ms. Floyd is eligible to participate in such employee benefit plans or programs of the Company established and amended from time to time, and is eligible to receive all medical, dental and other benefits to the same extent as provided to other senior management employees. Upon the commencement of her employment, Ms. Floyd will receive a restricted stock grant of an amount of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), equal to two and one-half percent (2.5%) of the Company’s outstanding fully diluted Common Stock as of such date. Such restricted stock will vest over a period of two (2) years at a rate of one-third immediately, one-third upon the first anniversary of the Effective Date, and one-third upon the second anniversary of the Effective Date, in each case subject to Ms. Floyd’s continuing employment, provided that the vesting of the restricted stock will accelerate in the event of a termination of Ms. Floyd’s employment, (a) by the Company without cause, or (b) by Ms. Floyd for Good Reason (as such term is defined in the Employment Agreement”).

The Company may terminate the Employment Agreement for any reason, upon written notice, provided that if the Company terminates the Employment Agreement without cause, or the Employment Agreement is terminated for any reason within six months of a Change in Control (as defined below), then depending on the date of such termination, the Company will continue to pay Ms. Floyd a portion or all of her salary and provide benefits for a period of time following such termination and Ms. Floyd will be entitled to the acceleration of vesting of her restricted stock as noted above (the “Termination Payments”). Upon termination of the Employment Agreement, Ms. Floyd is also entitled to her accrued but unpaid salary, any pre-approved and reasonable business expenses accrued but unpaid and any amounts to which Ms. Floyd is entitled under the Company’s benefit plans in accordance with their terms, provided that, if such termination was for cause, the Company shall have no further obligations to Ms. Floyd following such termination. In the event of Ms. Floyd’s death, Ms. Floyd’s family shall continue to be covered by all of the Company’s medical, health and dental plans in effect at such time, at the Company’s expense, for a period of at least six months following Ms. Floyd’s death in accordance with the terms of such plans. The Employment Agreement also contains non-competition and similar covenants which are in effect during Ms. Floyd’s employment with the Company and for a period of 12 months following the termination of her employment under the Employment Agreement.

Ms. Floyd is entitled to be reimbursed for all pre-approved and reasonable travel and entertainment expenses incurred by her in connection with the performance of her duties under the Employment Agreement, including reimbursement for (i) corporate housing in Alpharetta, Georgia, not to exceed $2,000 per month, and (ii) attending out-of-town meetings of the Board in accordance with such procedures as the Company may from time to time establish for senior officers.

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If (a) any person or entity shall have become the beneficial owner (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities representing fifty percent (50%) or more of the combined voting power of the Company’s outstanding voting securities, or (b) the Company is party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter (each, a “Change in Control”), the Employment Agreement requires any entity resulting from such Change in Control, or to which such assets are transferred, to assume the Employment Agreement. If Ms. Floyd is terminated for any reason during a period of six (6) months following a Change in Control, she will also be entitled to receive the Termination Payments as noted above.

In addition, the Employment Agreement provides that the Board shall take all appropriate action to have Ms. Floyd appointed or elected to the Board. On August 29, 2017, the Search Committee, which was previously designated by the Board to recommend individuals for election as directors of the Company by the stockholders at the Annual Meeting, as noted above, nominated Ms. Floyd for election as a director of the Company at the Annual Meeting.

There are no other arrangements or understandings pursuant to which Ms. Floyd was selected as the Company’s President and Chief Executive Officer. There are no family relationships among any of the Company’s directors, executive officers, and Ms. Floyd, and there are no related party transactions between the Company and Ms. Floyd reportable under Item 404(a) of Regulation S-K.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement. A copy of the Employment Agreement is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

On August 29, 2017, as a result of and in connection with the appointment of Ms. Floyd as President and Chief Executive Officer of the Company, Mr. Power’s services as the Company’s Interim Chief Executive Officer and Secretary were no longer required.

Effective September 1, 2017, Karl Power resigned from the Board of the Company, in order to return to his business and family interests.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated August 29, 2017 by and between Excel Corporation and Joni R. Floyd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCEL CORPORATION

Date: September 8, 2017	By:	/s/ Ruben Azrak
	Name:	Ruben Azrak
	Title:	Chairman of the Board and Treasurer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated August 29, 2017 by and between Excel Corporation and Joni R. Floyd.

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